Exhibit 10.1

AMENDMENT AGREEMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment Agreement No.1 to the Registration Rights Agreement (as defined below) (this “Amendment Agreement”) is entered into as of February     , 2016, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) which is one of the investors listed on the Schedule of Buyers (“Schedule of Buyers”) attached to that certain Securities Purchase Agreement between the Company and all of the investors listed on the Schedule of Buyers (the “Buyers”) dated December 28, 2015 (the “SPA”) with reference to the following facts:

A. On December 28, 2015, the Company and the Buyers (as defined in the Registration Rights Agreement) entered into the SPA in relation to the issuance and sale by the Company and purchase by the Holders of: (i) that aggregate principal amount of senior secured convertible notes of the Company, in substantially the form attached to the SPA as Exhibit A (the “Notes”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount of Notes for all Buyers was $22,100,000) and (ii) related Series D Warrants, in substantially the form attached to the SPA as Exhibit B (the “Warrants”), representing the right to acquire that number of shares of common stock of the Company, par value $0.0001 (“Common Stock”), set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”), which totaled in the aggregate 3,503,116 Warrant Shares.

B. The issuance of the Notes and the Warrants occurred at a closing on December 30, 2015 (the “Closing Date”).

C. In accordance with the terms of the SPA, the Company agreed to provide certain registration rights under the United States Securities Act of 1933, as amended and the rules and regulations thereunder pursuant to the Registration Rights Agreement by and between the Company and each of the Buyers (the “Registration Rights Agreement”) entered into December 30, 2015.

D. Section 1(z) of the Registration Rights Agreement defines “Initial Filing Deadline” as “the date which is forty-five (45) calendar days after the Closing Date.”

E. Section 1(x) of the Registration Rights Agreement defines “Initial Effectiveness Deadline” as “the date which is the earlier of (x) (i) in the event that the Initial Registration Statement is not subject to a review by the SEC, seventy-five (75) calendar days after the Closing Date or (ii) in the event that the Initial Registration Statement is subject to a review by the SEC, ninety (90) calendar days after the Closing Date and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Initial Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.”

F. Section 1(cc) of the Registration Rights Agreement defines “Initial Required Registration Amount” as “ 200% of the sum of (i) of the maximum number of Conversion Shares issued and issuable pursuant to the Notes assuming a Conversion Price equal to the lowest of the (x) the Conversion Price (as defined in the Notes), (y) the Company Conversion Price and (z) the Company Pre-Installment Conversion Price (each, as defined in the Notes), in each case, in effect as of the Initial Filing Date or applicable Additional Filing Date, as applicable, and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, each as of the Trading Day (as defined in the Notes) immediately preceding the applicable date of determination and all subject to adjustment as provided in Section 2(f), without regard to any limitations on conversion, amortization and/or redemption of the Notes or exercise of the Warrants.”

G. Section 1(g) of the Registration Rights Agreement defines “Additional Required Registration Amount” as “any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(f), without regard to any limitations on conversion, amortization and/or redemption of the Notes or exercise of the Warrants.”

H. The Company’s authorized capital as set forth on its seventh amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), consists of, (i) 200,000,000 shares of common stock, par value $0.0001 per share and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share.

I. As of the date of this Amendment Agreement, the Initial Required Registration Amount would exceed the Company’s authorized capital as set forth in the Certificate of Incorporation.

J. On January 28, 2016, the Company filed a preliminary proxy statement on Schedule 14A to, among other things, seek stockholder approval to approve an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio between 1-to-20 and 1-to-35.

K. The Company desires to amend the definitions of “Initial Filing Deadline” and “Initial Effectiveness Deadline” in the Registration Rights Agreement to such date as to permit the Company to, (i) complete a public offering of its shares of common stock and common stock purchase warrants pursuant to the terms set forth in the Company’s Registration Statement on Form S-1 (333-201596), and file its Annual Report on Form 10-K for the year ended December 31, 2015 including, once prepared, the Company’s audited annual financial statements for that period.

L. The Company desires to amend the definitions of “Initial Required Registration Amount” and “Additional Required Registration Amount” in the Registration Rights Agreement to limit such number of shares the Company is required to register on the Initial Registration Statement (as defined in the Registration Rights Agreement) to a number not exceeding the number of authorized shares of common stock set forth in the Company’s Certificate of Incorporation that are either reserved for issuance pursuant to the Notes and Warrants or are unreserved shares of common stock until such date as the Company’s stockholders approve an amendment to the Certificate of Incorporation to increase the Company’s authorized capital thereby making more authorized and unreserved shares of common stock available for registration.

M. In compliance with Section 10 of the Registration Rights Agreement and in compliance with Section 9(e) of the SPA in regard to Section 6(b) below for the waiver of an Event of Default (as defined in the Notes) under the Notes, this Amendment Agreement shall only be effective upon the execution and delivery of this Amendment Agreement and agreements in form and substance identical to this Amendment Agreement (the “Other Amendment Agreements”) by other holders of Registrable Securities (as defined in the SPA) (each an “Other Holder”) representing on the Closing Date at least fifty-one percent (51%) of the aggregate number of Registrable Securities issued or issuable under the Cash Notes and Cash Warrants issued on the Closing Date and shall include Hudson Bay so long as Hudson Bay and/or any of its affiliates collectively hold at least five percent (5%) of the Registrable Securities, in the aggregate (the “Required Holders”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Initial Filing Deadline. Section 1(z) of the Registration Rights Agreement is amended such that “Initial Filing Deadline” is now defined as “February 29, 2016.”

2. Initial Effectiveness Deadline. Section 1(x) of the Registration Rights Agreement is amended such that “Initial Effectiveness Deadline” is now defined as “the date which is the earlier of (x) (i) in the event that the Initial Registration Statement is not subject to a review by the SEC, March 30, 2016 or (ii) in the event that the Initial Registration Statement is subject to a review by the SEC, April 14, 2016 and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Initial Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.”

3. Initial Required Registration Amendment. Section 1(cc) of the Registration Rights Agreement is amended such that “Initial Required Registration Amount” is now defined as “200% of the sum of (i) of the maximum number of Conversion Shares issued and issuable pursuant to the Notes assuming a Conversion Price equal to the lowest of the (x) the Conversion Price (as defined in the Notes), (y) the Company Conversion Price and (z) the Company Pre-Installment Conversion Price (each, as defined in the Notes), in each case, in effect as of the Trading Day immediately preceding the Initial Filing Date or the applicable Additional Filing Date, as applicable and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, each as of the Trading Day immediately preceding the Initial Filing Date or the applicable Additional Filing Date, as applicable, and all subject to adjustment as provided in Section 2(f), without regard to any limitations on conversion, amortization and/or redemption of the Notes or exercise of the Warrants, provided however that, in the event the Initial Required Registration Amount calculated as of the Trading Day immediately preceding the filing date of the Initial Registration Statement or any Additional Registration Statements exceeds the number of authorized shares of common stock as set forth in the Certificate of Incorporation that are either reserved for issuance pursuant to the Notes and Warrants or are unreserved shares of common stock of the Company, on such date, the Initial Required Registration Amount shall be reduced, pursuant to the provisions of Section 2(c) of the Registration Rights Agreement, to a number of shares of common stock that is at least 85,000,000 and, to the extent greater than 85,000,000, such number of shares of common stock that equals the maximum number of authorized shares of common stock as set forth in the Certificate of Incorporation that are either reserved for issuance pursuant to the Notes and Warrants or are unreserved shares of common stock of the Company as of the Trading Day immediately preceding the filing date of the Initial Registration Statement or any Additional Registration Statements, provided further that, from the date hereof through 11:59:59 pm New York time on March 31, 2016, notwithstanding anything to the contrary contained herein, the Initial Required Registration Amount shall equal 85,000,000 shares of common stock. Any shares of common stock that would have been included in an Initial Registration Statement or any Additional Registration Statements as part of the Initial Required Registration Amount but for a reduction in such number of shares of common stock pursuant to the provisions above regarding the Company’s authorized shares of common stock as set forth in the Certificate of Incorporation that are either reserved for issuance pursuant to the Notes and the Warrants or are unreserved shares of common stock of the Company will be deemed to be Cutback Shares for determining any Additional Required Registration Amount.”

4. Additional Required Registration Amount. Section 1(g) of the Registration Rights Agreement is amended such that “Additional Required Registration Amount” is now defined as “Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(f), without regard to any limitations on conversion, amortization and/or redemption of the Notes or exercise of the Warrants provided however that, in the event the Additional Required Registration Amount calculated as of the Trading Day immediately preceding the the filing date of any Additional Registration Statements exceeds the number of authorized shares of common stock of the Company as set forth in the Certificate of Incorporation that are either reserved for issuance pursuant to the Notes and the Warrants or are unreserved shares of common stock, on such date, the Additional Required Registration Amount shall be reduced, pursuant to the provisions of Section 2(c) of the Registration Rights Agreement, to a number of shares of common stock equal to the number of authorized shares of common stock of the Company as set forth in the Certificate of Incorporation that are either reserved for issuance pursuant to the Notes and the Warrants or are unreserved shares of common stock as of the Trading Day immediately preceding the filing date of any Additional Registration Statement, which number together with the number of shares registered for resale by the Initial Registration Statement that is declared effective by the SEC shall not be less than 85,000,000.

5. Covenant Regarding Reservation of Shares. Except for shares of common stock reserved for issuance pursuant to the provisions of securities of the Company outstanding and as in effect on the date of this Amendment Agreement and shares of common stock to be issued and reserved for issuance pursuant to the terms of the securities to be offered and sold by the Company under its public offering under its Form S-1 Registration Statement (No. 333-207761) without giving effect to any subsequent amendment to the terms of such securities after the date they are issued, the Company shall not reserve for issuance any shares of its common stock under its authorized capital unless (i) a number of shares of common stock equal to least 120,000,000 or such additional number of shares of Common Stock as shall then be necessary to effect the conversion of all of the Notes and the exercise of all of the Warrants then outstanding (in each case, without regard to any limitations on conversions or exercises) have been reserved for the issuance of common stock pursuant to the terms of the Notes and Warrants and (ii) all shares of common stock required to be registered on that date pursuant to the terms of the Registration Rights Agreement, as amended, without giving effect to any cutbacks provided for in Section 1(cc) or Section 1(g) of the Registration Rights Agreement, as amended, related to a reduction due to insufficient authorized and unreserved shares of common stock have been either registered under an effective Registration Statement or filed with the SEC under a Registration Statement within the timeframe required for such filing under the Registration Rights Agreement and the Company has no reason to believe such Registration Statement will not be made effective by the applicable deadline set forth in the Registration Rights Agreement. The Company shall not issue securities pursuant to the public offering under the Company’s Registration Statement (No. 333-207761) to the extent that the issuance of such securities (or the shares of common stock underlying such securities) would cause the number of shares of common stock reserved for issuance under the Notes and Warrants to be less than 85,000,000.

6. Waiver. The Holder hereby waives, (a) with the intention that upon the satisfaction of the requirements of Section 10 of the Registration Rights Agreement such waiver will be binding for all Other Holders, (i) any breach of the Registration Rights Agreement prior to the date hereof under Section 2(a) of the Registration Rights Agreement for the Company’s failure to file the Initial Registration Statement (as defined in the Registration Rights Agreement) by the Initial Filing Deadline, prior to this Amendment Agreement and (ii) the Holder’s right to Registration Delay Payments (as defined under the Registration Rights Agreement) prior to the date hereof for the Company’s failure to file the Initial Registration Statement (as defined in the Registration Rights Agreement) by the Initial Filing Deadline, prior to this Amendment Agreement, and (b) with the intention that upon the satisfaction of the requirements of Section 19 of the Notes such waiver will be binding for all Other Holders, any Event of Default (as defined in the Notes) under Section 4(a)(i) thereof for the Company’s failure to file the Initial Registration Statement (as defined in the Registration Rights Agreement) by the Initial Filing Deadline, prior to this Amendment Agreement.

7. Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the amendments set forth in Sections 1, 2, 3 and 4 above as of the Effective Time, the Registration Rights Agreement shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Amendment Agreement shall not operate as an amendment of any right, power or remedy of the Holder except to the extent set forth herein. As of the Effective Time, the Registration Rights Agreement will be deemed to be fully amended and restated to reflect the amendments set forth in Sections 1, 2, 3 and 4 above.

8. Fees And Expenses. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Amendment Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth

& Zabel LLP (the “Holder Counsel Expense”) by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Amendment Agreement shall bear its own expenses in connection with the transactions contemplated hereby.

9. No Material, Nonpublic Information. The Company hereby agrees and acknowledges that the transactions contemplated by this Amendment Agreement do not constitute material, nonpublic information of the Company or any of its Subsidiaries and that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Holder or any of its affiliates, on the other hand, have terminated prior to the date hereof. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without such Holder’s consent, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

10. Independent Nature of Holder Obligations and Rights. The obligations of the Holder under this Amendment Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Amendment Agreement. Nothing contained herein or in any Other Amendment Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment Agreement or any Other Amendment Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment Agreement or any Other Amendment Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment Agreement or, any Other Amendment Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

11. No Third Party Beneficiaries. This Amendment Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12. Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

13. No Strict Construction. The language used in this Amendment Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Headings. The headings of this Amendment Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment Agreement.

15. Severability. If any provision of this Amendment Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment Agreement so long as this Amendment Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16. Amendments. No provision of this Amendment Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders.

17. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment Agreement and the consummation of the transactions contemplated hereby.

18. Notice. Whenever notice is required to be given under this Amendment Agreement, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SPA.

19. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

20. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the Registration Rights Agreement.

21. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Amendment Agreement to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
Name:	Ryan Ashton
Title:	President, CEO

[Signature Page to Registration Rights Amendment Agreement]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Amendment Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to Registration Rights Amendment Agreement]